Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-25915) pertaining to the Stock Incentive Plan of First Aviation Services Inc. of our report dated March 24, 1999 (except for Note 6, as to which the date is April 28, 1999), with respect to the consolidated financial statements and schedule of First Aviation Services Inc., as amended, included in this Form 10-K/A for the year ended January 31, 1999.


Stamford, Connecticut                             /s/ Ernst & Young LLP
June 7, 1999